EXHIBIT 11.0

                             SUN MICROSYSTEMS, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)


PRIMARY
- -------
                                                           YEARS ENDED
                                                            JUNE 30,
                                                            --------
                                                  1996       1995        1994
                                                  ----       ----        ----

Net income                                      $ 476,388  $ 355,842  $ 195,824

Weighted average common shares outstanding        185,567    191,432    190,414

Common equivalent shares attributable to the following:

                  Stock options and warrants       11,123      5,418      3,114

Total common and common equivalent shares
outstanding                                       196,690    196,850    193,528
                                                 --------   ---------  ---------

Net income per common and common
equivalent share                                 $   2.42   $   1.81   $   1.01
                                                 =========  =========  =========



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Fully Diluted
- -------------
                                                           YEARS ENDED
                                                            JUNE 30,
                                                            --------
                                                  1996       1995        1994
                                                  ----       ----        ----

Net income                                      $476,388   $355,842    $195,824

Weighted average common shares outstanding       185,567    191,432     190,414

Common equivalent shares attributable to the following:

                  Stock options and warrants      11,556      5,850       3,242

Total common and common equivalent shares
outstanding                                      197,123    197,282     193,656
                                                --------   --------    --------

Net income per common and common
equivalent share                                $   2.42   $   1.81    $   1.01
                                                ========   ========    ========